As filed with the Securities and Exchange Commission on February 4, 2009

Registration No. 333-153009

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

RACKSPACE HOSTING, INC.

(Exact name of Registrant as specified in its charter)

Delaware	74-3016523
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5000 Walzem Rd.

San Antonio, Texas 78218

(210) 312-4000

(Address, including zip code and telephone number, of principal executive offices)

1999 ASSUMED STOCK OPTION PLAN

2003 STOCK OPTION PLAN

2005 NON-QUALIFIED STOCK OPTION PLAN

WEBMAIL.US, INC. 2004 STOCK INCENTIVE PLAN

AMENDED AND RESTATED 2007 LONG-TERM INCENTIVE PLAN

2008 EMPLOYEE STOCK PURCHASE PLAN

STAND-ALONE OPTION GRANTS

(Full title of the plan)

Alan Schoenbaum

Rackspace Hosting, Inc.

5000 Walzem Rd.

San Antonio, Texas 78218

(Name and address of agent for service)

(210) 312-4000

(Telephone number, including area code, of agent for service)

Copy to:

Steven E. Bochner

Brian K. Beard

Derek L. Willis

Wilson Sonsini Goodrich & Rosati

Professional Corporation

900 South Capital of Texas Highway

Las Cimas IV, Fifth Floor

Austin, TX 78746-5546

(512) 338-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not Check if a smaller reporting company)	Smaller Reporting Company	☐

POST EFFECTIVE AMENDMENT NO. 1 TO

REGISTRATION STATEMENT ON FORM S-8

EXPLANATORY STATEMENT

Rackspace Hosting, Inc., a Delaware corporation (the “Registrant”) originally filed Registration Statement No. 333-153009 on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on August 14, 2008 with respect to the 1999 Assumed Stock Option Plan, the 2003 Stock Option Plan, the 2005 Stock Option Plan, the Webmail.us, Inc. 2004 Stock Incentive Plan, the Amended and Restated 2007 Long-Term Incentive Plan and the 2008 Employee Stock Purchase Plan (the “Plans”). The purpose of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (this “Post-Effective Amendment No. 1”) is to specify that the number of shares subject to outstanding options listed in the Registration Statement with respect to the Plans includes an aggregate of 1,283,750 shares of common stock subject to stand-alone option grants issued in conjunction with such Plans to service providers of Rackspace Limited, a wholly owned subsidiary of the Registrant located in the United Kingdom. The forms of Share Option Agreement providing for such stand-alone grants is attached hereto as Exhibit 4.9.

Except as set forth herein, the contents of the Registration Statement are incorporated herein by reference into this Post-Effective Amendment No. 1.

The applicable registration fees were paid at the time of the original filing of the Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the shares of common stock offered hereby will be passed upon by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Austin, Texas, counsel to the Registrant. Certain members of, investment partnerships comprised of members of, attorneys employed by, and persons associated with, Wilson Sonsini Goodrich & Rosati, Professional Corporation beneficially hold an aggregate of 52,170 shares of our common stock, which represents less than 0.05% of our outstanding shares of common stock.

ITEM 8.	EXHIBITS.

Exhibit Number	Description
4.9	Form of Share Option Agreement.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation as to legality of original issuance securities being registered.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on this 4th day of February, 2009.

RACKSPACE HOSTING, INC.

By:	/s/ Alan Schoenbaum
Alan Schoenbaum
Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ A. Lanham Napier	President, Chief Executive Officer and Director (Principal Executive Officer)	February 4, 2009
A. Lanham Napier

/s/ Bruce R. Knooihuizen	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	February 4, 2009
Bruce R. Knooihuizen

*	Chairman	February 4, 2009
Graham Weston

*	Director	February 4, 2009
S. James Bishkin

*	Director	February 4, 2009
Frederic C. Hamilton, Jr.

*	Director	February 4, 2009
Palmer L. Moe

	Director	February 4, 2009
Fred Reichheld

*	Director	February 4, 2009
George J. Still, Jr.

* By:	/s/ Alan Schoenbaum
Alan Schoenbaum,
Attorney-in-Fact

RACKSPACE HOSTING, INC.

REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Exhibit Number	Description
4.9	Form of Share Option Agreement.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation as to legality of original issuance securities being registered.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

II-1